.
Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces Second Quarter Fiscal 2023 Results
Strong second quarter earnings driven by growth in market share, traffic, and margins

Second Quarter Fiscal 2023 Highlights
•Comparable club sales, excluding gasoline sales, increased by 1.1% year-over-year
•Digitally enabled comparable sales growth was 15.0% year-over-year
•Membership fee income increased by 5.0% year-over-year to $103.7 million
•Merchandise gross margin rate increased by 90 basis points year-over-year
•Earnings per diluted share and adjusted earnings per diluted share of $0.97
•Income from continuing operations of $131.3 million
•Adjusted EBITDA of $268.8 million
•The Company opened one new club and one new gas station
Marlborough, Mass. (August 22, 2023) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks and twenty-six weeks ended July 29, 2023.

“Our strong performance in the second quarter reflects our continued gains in membership, traffic and market share, driven by the great value that we provide our members every day,” said Bob Eddy, Chairman and Chief Executive Officer, BJ’s Wholesale Club. “We continue to balance gross margins with investments in value and in growing the size and quality of our membership with an eye toward the future. I’m proud of the team’s execution in the quarter and believe that we are well-positioned for continued growth.”

Key Measures for the Thirteen Weeks Ended July 29, 2023 (Second Quarter Fiscal 2023) and for the Twenty-six Weeks Ended July 29, 2023, (First Half of Fiscal 2023):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended July 29, 2023	13 Weeks Ended July 30, 2022	% Growth (Decline)	26 Weeks Ended July 29, 2023	26 Weeks Ended July 30, 2022	% Growth (Decline)
Net sales	$4,859,842	$5,005,030	(2.9)%	$9,480,462	$9,404,840	0.8%
Membership fee income	103,698	98,786	5.0%	206,220	195,411	5.5%
Total revenues	4,963,540	5,103,816	(2.7)%	9,686,682	9,600,251	0.9%

Operating income	200,269	202,910	(1.3)%	387,039	353,227	9.6%
Income from continuing operations	131,325	141,014	(6.9)%	247,313	253,471	(2.4)%
Adjusted EBITDA (a)	268,760	273,700	(1.8)%	525,743	494,501	6.3%
Net income	131,325	141,007	(6.9)%	247,402	253,457	(2.4)%
EPS (b)	0.97	1.03	(5.8)%	1.83	1.85	(1.1)%
Adjusted net income (a)	131,192	144,296	(9.1)%	246,839	262,722	(6.0)%
Adjusted EPS (a)	0.97	1.06	(8.5)%	1.82	1.92	(5.2)%
Basic weighted-average shares outstanding	133,317	134,341		133,314	134,293
Diluted weighted-average shares outstanding	135,129	136,567		135,515	136,635
(a)See “Note Regarding Non-GAAP Financial Information.”
(b)EPS represents net income per diluted share.

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Additional Highlights:
•Total comparable club sales decreased by 5.3% in the second quarter of fiscal 2023 compared to the second quarter of fiscal 2022. Excluding the impact of gasoline sales, comparable club sales increased by 1.1% in the second quarter of fiscal 2023 compared to the same period in fiscal 2022. Total comparable club sales decreased by 1.9% in the first half of fiscal 2023 compared to the first half of fiscal 2022. Excluding the impact of gasoline sales, comparable club sales increased by 3.3% in the first half of fiscal 2023 compared to the first half of fiscal 2022.
•Gross profit increased to $896.8 million in the second quarter of fiscal 2023 from $860.0 million in the second quarter of fiscal 2022. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, increased by 90 basis points over the same quarter of fiscal 2022. Gross profit increased to $1,776.8 million in the first half of fiscal 2023 from $1,651.2 million in the first half of fiscal 2022. Merchandise gross margin rate increased by 100 basis points in the first half of fiscal 2023. Merchandise margins were positively impacted by disinflation, moderated supply chain costs and improved inventory management for both comparative periods.
•Selling, general and administrative expenses ("SG&A") increased to $695.0 million in the second quarter of fiscal 2023 compared to $651.2 million in the second quarter of fiscal 2022. SG&A increased to $1,384.3 million in the first half of fiscal 2023 compared to $1,287.2 million in the first half of fiscal 2022. The increase in both comparative periods was primarily driven by increased labor and occupancy costs as a result of new club and gas station openings in addition to other investments to drive strategic priorities.
•Income from continuing operations before income taxes decreased to $184.0 million in the second quarter of fiscal 2023 compared to $192.0 million in the second quarter of fiscal 2022. Income from continuing operations before income taxes increased to $356.1 million in the first half of fiscal 2023 compared to $334.5 million in the first half of fiscal 2022.
•The effective tax rate increased to 28.6% in the second quarter of fiscal 2023 compared to 26.6% in the second quarter of fiscal 2022. Income tax expense increased to $52.7 million in the second quarter of fiscal 2023 compared to $51.0 million in the second quarter of fiscal 2022. The effective tax rate increased to 30.5% in the first half of fiscal 2023 compared to 24.2% in the first half of fiscal 2022. Income tax expense increased to $108.8 million in the first half of fiscal 2023 compared to $81.0 million in the first half of fiscal 2022. Lower excess tax benefits from stock-based compensation and lower tax credits resulted in increases in the effective tax rates for the second quarter and first half of fiscal 2023. The effective tax rate for the first half of fiscal 2023 was also impacted by an immaterial adjustment to certain deferred tax assets related to prior periods.
•Net income decreased to $131.3 million in the second quarter of fiscal 2023 compared to $141.0 million in the second quarter of fiscal 2022. Net income decreased to $247.4 million in the first half of fiscal 2023 compared to $253.5 million in the first half of fiscal 2022.
•Adjusted EBITDA decreased by 1.8% to $268.8 million in the second quarter of fiscal 2023 compared to $273.7 million in the second quarter of fiscal 2022. Adjusted EBITDA increased by 6.3% to $525.7 million in the first half of fiscal 2023 compared to $494.5 million in the first half of fiscal 2022.
•Under its existing share repurchase program, the Company repurchased 715,122 shares of common stock, totaling $44.6 million in the second quarter of fiscal 2023. In the first half of fiscal 2023, the Company repurchased 919,162 shares of common stock, totaling $59.9 million, under such program.

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Fiscal 2023 Ending February 3, 2024 Outlook

“As we look ahead, we remain confident in our ability to maintain the momentum in our traffic and market share gains due to our unrelenting focus on value. However, we also continue to navigate shifts in consumer behavior driven by the broader macroeconomic environment. As a result, we are refining our outlook for the rest of the fiscal year,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ's Wholesale Club. “For fiscal 2023, we expect our comparable club sales, excluding the impact of gasoline sales, to increase approximately 2% year-over-year. We expect our fiscal 2023 membership fee income to increase approximately 5% year-over-year and merchandise gross margins to improve by approximately 50 basis points year-over-year. Finally, we expect fiscal 2023 GAAP and adjusted EPS to be in the $3.80 to $3.92 range.”
Conference Call Details
A conference call to discuss the second quarter of fiscal 2023 financial results is scheduled for today, August 22, 2023, at 8:00 A.M. Eastern Time. The live audio webcast of the call can be accessed under the “Events & Presentations” section of the Company’s investor relations website at https://investors.bjs.com and will remain available for one year. Participants may also dial (833) 470-1428 within the U.S. or (929) 526-1599 outside the U.S. and reference conference ID 078818. A telephonic replay will be available two hours after the conclusion of the call for one week and can be accessed by dialing (929) 458-6194 or (866) 813-9403 and referencing conference ID 519735.
About BJ’s Wholesale Club Holdings, Inc.
BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) is a leading operator of membership warehouse clubs focused on delivering significant value to its members and serving a shared purpose: “We take care of the families who depend on us.” The Company provides a curated assortment of grocery, general merchandise, gasoline and ancillary services to offer a differentiated shopping experience that is further enhanced by its omnichannel capabilities. Headquartered in Marlborough, Massachusetts, the Company pioneered the warehouse club model in New England in 1984 and currently operates 238 clubs and 168 BJ's Gas® locations in 19 states. For more information, please visit us at www.bjs.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2023 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, including, without limitation, as a result of disruptions and instability in the banking and financial services industries, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including inflation and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to grow our BJ's One Mastercard® program; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2023, and subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent

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events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended July 29, 2023	Thirteen Weeks Ended July 30, 2022	Twenty-six Weeks Ended July 29, 2023	Twenty-six Weeks Ended July 30, 2022
Net sales	$4,859,842	$5,005,030	$9,480,462	$9,404,840
Membership fee income	103,698	98,786	206,220	195,411
Total revenues	4,963,540	5,103,816	9,686,682	9,600,251
Cost of sales	4,066,727	4,243,769	7,909,877	7,949,043
Selling, general and administrative expenses	694,960	651,236	1,384,288	1,287,180
Pre-opening expense	1,584	5,901	5,478	10,801
Operating income	200,269	202,910	387,039	353,227
Interest expense, net	16,274	10,874	30,964	18,715
Income from continuing operations before income taxes	183,995	192,036	356,075	334,512
Provision for income taxes	52,670	51,022	108,762	81,041
Income from continuing operations	131,325	141,014	247,313	253,471
Income (loss) from discontinued operations, net of income taxes	—	(7)	89	(14)
Net income	$131,325	$141,007	$247,402	$253,457
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.99	$1.05	$1.86	$1.89
Income (loss) from discontinued operations	—	—	—	—
Net income	$0.99	$1.05	$1.86	$1.89
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.97	$1.03	$1.82	$1.86
Income (loss) from discontinued operations	—	—	0.01	(0.01)
Net income	$0.97	$1.03	$1.83	$1.85
Weighted-average number of shares outstanding:
Basic	133,317	134,341	133,314	134,293
Diluted	135,129	136,567	135,515	136,635

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	July 29, 2023	July 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$26,210	$163,681
Accounts receivable, net	200,279	204,495
Merchandise inventories	1,540,508	1,376,526
Prepaid expense and other current assets	76,309	57,844
Total current assets	1,843,306	1,802,546

Operating lease right-of-use assets, net	2,165,125	2,192,548
Property and equipment, net	1,428,576	1,232,103
Goodwill	1,008,816	1,008,816
Intangibles, net	111,568	120,123
Deferred taxes	7,928	4,525
Other assets	38,577	26,583
Total assets	$6,603,896	$6,387,244

LIABILITIES
Current liabilities:
Short-term debt	$411,000	$350,000
Current portion of operating lease liabilities	179,423	171,568
Accounts payable	1,226,490	1,243,286
Accrued expenses and other current liabilities	774,235	719,291
Total current liabilities	2,591,148	2,484,145

Long-term operating lease liabilities	2,075,058	2,118,467
Long-term debt	448,135	699,406
Deferred income taxes	64,095	64,354
Other non-current liabilities	194,171	167,281

STOCKHOLDERS' EQUITY	1,231,289	853,591
Total liabilities and stockholders' equity	$6,603,896	$6,387,244

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Twenty-six Weeks Ended July 29, 2023	Twenty-six Weeks Ended July 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$247,402	$253,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,015	97,093
Amortization of debt issuance costs and accretion of original issue discount	655	1,663
Debt extinguishment charges	—	389
Stock-based compensation expense	19,631	18,502
Deferred income tax provision	10,641	12,212
Changes in operating leases and other non-cash items	762	32,067
Increase (decrease) in cash due to changes in:
Accounts receivable	39,797	(29,605)
Merchandise inventories	(161,957)	(45,519)
Accounts payable	30,793	130,503
Accrued expenses and other current liabilities	(3,606)	(31,019)
Other operating assets and liabilities, net	(23,633)	3,309
Net cash provided by operating activities	269,500	443,052
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals and proceeds from sale leaseback transactions	(208,252)	(188,860)
Acquisition	—	(376,521)
Net cash used in investing activities	(208,252)	(565,381)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	—	(50,000)
Proceeds from revolving lines of credit	312,000	905,000
Payments on revolving lines of credit	(306,000)	(555,000)
Debt issuance costs paid	—	(2,701)
Net cash received from stock option exercises	1,571	5,018
Net cash received from Employee Stock Purchase Program (ESPP)	3,255	2,331
Acquisition of treasury stock	(87,271)	(74,530)
Proceeds from financing obligations	9,058	13,083
Other financing activities	(1,566)	(2,627)
Net cash (used in) provided by financing activities	(68,953)	240,574
Net increase (decrease) in cash and cash equivalents	(7,705)	118,245
Cash and cash equivalents at beginning of period	33,915	45,436
Cash and cash equivalents at end of period	$26,210	$163,681

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Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to last twelve months (“LTM”) adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: acquisition and integration costs; home office transition costs; charges related to debt payments; other adjustments and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; pre-opening expenses; non-cash rent; acquisition and integration costs and other adjustments.
We define free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, adjusted EBITDA excludes pre-opening expenses, because we do not believe these expenses are indicative of the underlying operating performance of our clubs. The amount and timing of pre-opening expenses are dependent on, among other things, the size of new clubs opened and the number of new clubs opened during any given period.
Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
We present free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, adjusted EBITDA or net debt to LTM adjusted EBITDA in the

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future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share, adjusted EBITDA, free cash flow, net debt and net debt to LTM adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

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Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended July 29, 2023	13 Weeks Ended July 30, 2022	26 Weeks Ended July 29, 2023	26 Weeks Ended July 30, 2022
Net income as reported	$131,325	$141,007	$247,402	$253,457
Adjustments:
Acquisition and integration costs (a)	—	3,587	—	11,467
Home office transition costs (b)	—	600	—	1,199
Charges related to debt payments (c)	—	389	—	389
Other adjustments (d)	(185)	—	(786)	(165)
Tax impact of adjustments to net income (e)	52	(1,287)	223	(3,625)
Adjusted net income	$131,192	$144,296	$246,839	$262,722

Weighted-average diluted shares outstanding	135,129	136,567	135,515	136,635
Adjusted EPS (f)	$0.97	$1.06	$1.82	$1.92
(a)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(b)Represents incremental rent expense as the Company transitioned home office locations in fiscal 2022.
(c)Represents the expensing of fees and deferred fees associated with the extinguishment of the ABL Facility in fiscal 2022.
(d)Other non-cash items related to the reclassification into earnings of accumulated other comprehensive income/ loss associated with the de-designation of hedge accounting and other adjustments.
(e)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(f)Adjusted EPS is measured using weighted-average diluted shares outstanding.
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended July 29, 2023	13 Weeks Ended July 30, 2022	26 Weeks Ended July 29, 2023	26 Weeks Ended July 30, 2022
Income from continuing operations	$131,325	$141,014	$247,313	$253,471
Interest expense, net	16,274	10,874	30,964	18,715
Provision for income taxes	52,670	51,022	108,762	81,041
Depreciation and amortization	54,825	49,984	109,015	97,093
Stock-based compensation expense	9,624	9,387	19,631	18,502
Pre-opening expenses (a)	1,584	5,901	5,478	10,801
Non-cash rent (b)	2,281	1,256	3,832	2,102
Acquisition and integration costs (c)	—	3,588	—	11,467
Other adjustments (d)	177	674	748	1,309
Adjusted EBITDA	$268,760	$273,700	$525,743	$494,501
(a)Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.
(b)Consists of an adjustment to remove the non-cash portion of rent expense.
(c)Represents costs related to the acquisition and integration of assets from Burris Logistics, including due diligence, legal, and other consulting expenses.
(d)Other non-cash items, including non-cash accretion on asset retirement obligations, obligations associated with our post-retirement medical plan and incremental rent expense as the Company transitioned home office locations in fiscal 2022.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended July 29, 2023	13 Weeks Ended July 30, 2022	26 Weeks Ended July 29, 2023	26 Weeks Ended July 30, 2022
Net cash provided by operating activities	$150,368	$398,744	$269,500	$443,052
Less: Additions to property and equipment, net of disposals	122,156	101,001	214,240	191,534
Plus: Proceeds from sale leaseback transactions	5,988	2,674	5,988	2,674
Free cash flow	$34,200	$300,417	$61,248	$254,192
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

July 29, 2023
Total debt	$859,135
Less: Cash and cash equivalents	26,210
Net Debt	$832,925

Income from continuing operations	$508,104
Interest expense, net	59,711
Provision for income taxes	203,983
Depreciation and amortization	212,856
Stock-based compensation expense	43,746
Pre-opening expenses	19,610
Non-cash rent	5,721
Acquisition and integration costs	857
Home office transition costs	14,706
Other adjustments	81
Adjusted EBITDA	$1,069,375

Net debt to LTM adjusted EBITDA	0.8x
See descriptions of adjustments in the “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Kirk Saville
Head of Corporate Communications
ksaville@bjs.com
774-512-5597